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                      INDEMNIFICATION AND ESCROW AGREEMENT

                 This Indemnification and Escrow Agreement ("Agreement") is entered into as of February 20, 1996, by and among: (A) JACOR COMMUNICATIONS, INC., an Ohio corporation ("Buyer"); (B) PRUDENTIAL VENTURE PARTNERS II, L.P., a limited partnership ("Prudential"); (C) NORTHEAST VENTURES II, a partnership ("NorthEast"); (D) JOHN T. LYNCH ("Lynch"); (E) FRANK A. DE FRANCESCO ("De Francesco"); (F) THOMAS R. JIMENEZ ("Jimenez"); (G) WILLIAM R. ARBENZ ("Arbenz"); (H) CIHC, INCORPORATED, a Delaware corporation ("CIHC"); (I) BANKERS LIFE HOLDING CORPORATION, a Delaware corporation ("BLH"); (J) NOBLE BROADCAST GROUP, INC. a Delaware corporation ("Company"); (K) THE FIFTH THIRD BANK, an Ohio banking corporation (the "Escrow Agent"); (L) CONSECO, INC., an Indiana corporation ("Conseco"), and Lynch ("Sellers Representative"), under the following circumstances:

                 A. Prudential and NorthEast are the record and beneficial owners of 100% of the Class A Stock.

                 B. Lynch, De Francesco, Jimenez and Arbenz are the record and, along with their respective spouses, the beneficial owners of 100% of the issued Class B Stock.

                 C. CIHC and BLH are the record and beneficial owners of the Warrants.

                 D. Concurrently with the execution of this Agreement (i) the Buyer; (ii) the Class A Shareholders; (iii) the Class B Shareholders; (iv) the Warrant Sellers; and (v) Company have entered into the Stock Agreement.

                 E. Concurrently with the execution of this Agreement, NBS, SRI, NBCI and Chesapeake have entered into the NBS Contract.

                 F. Concurrently with the execution of this Agreement, Buyer and Company entered into an Investment Agreement pursuant to which Company has agreed to issue and the Buyer has agreed to purchase the New Warrants.

                 G. The Class B Shareholders are herein authorizing Sellers Representative to act as their sole and exclusive agent in connection with this Agreement, and the Warrant Sellers and the Class A Shareholders are herein authorizing Conseco to act as their sole and exclusive agent in connection with this Agreement.

                 NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


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                                    ARTICLE 1

                                   DEFINITIONS

                 1.1 CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings ascribed to them below.

                 1.1.1 "ARBENZ" means William R. Arbenz.

                 1.1.2 "AWARD NOTICE" means a written notice executed by a prevailing Claimant or Claim Respondent, as the case may be, reporting that any Objection to any Claim Notice has been determined and resolved by entry of a final order, decree or judgment by the federal or state court as provided in SECTION
                 10.9 hereof (the time for appeal therefrom having expired and no appeal having been perfected), or by consent to entry of any judgment concerning such Objection. Such notice shall include a true copy of any such order, decree or judgment, if any, certified by a clerk of such court, and directions from the prevailing Claimant or Claim Respondent, as applicable, for any disbursements to be made from the Escrow Fund in connection with the resolution of such Objection.

                 1.1.3 "BLH" means Bankers Life Holding Corporation, a Delaware corporation.

                 1.1.4 "BUYER" means Jacor Communications, Inc., an Ohio corporation.

                 1.1.5 "BUYER AGREEMENT OR COVENANT" means:

                          1.1.5.1 An agreement or covenant made by the Buyer in
                                  the Stock Agreement or any agreement or
                                  covenant made by the Buyer in any Ancillary
                                  Document referred to in the Stock Agreement;
                                  and/or

                          1.1.5.2 An agreement or covenant made by Chesapeake in
                                  the NBS Contract.

                 1.1.6 "BUYER ESCROW INDEMNIFIED CLAIM" means:

                          1.1.6.1 A claim for Damages by Buyer against the
                                  Securities Sellers for breach of one or more
                                  Company Representations and Warranties; and/or


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                          1.1.6.2 A claim for Damages by Buyer against the
                                  Securities Sellers for breach of one or more
                                  NBS Representation or Warranty.

                 1.1.7 "BUYER NON-ESCROW INDEMNIFIED CLAIM" means:

                          1.1.7.1 A claim for Damages by Buyer against a Class B
                                  Shareholder for breach by such Class B
                                  Shareholder of one or more Class B Shareholder Representation or Warranty; or a claim for Damages by Buyer against a Conseco Party for a breach by such Conseco Party of one or more Conseco Party Representation or Warranty; or

                          1.1.7.2 A claim for Damages by Buyer against a Class B
                                  Shareholder for breach by such Class B
                                  Shareholder of one or more Class B Shareholder Agreement or Covenant; or a claim for Damages by Buyer against a Conseco Party for a breach by such Conseco Party of one or more Conseco Party Agreement; or

                          1.1.7.3 A claim for Damages by Buyer against the Class
                                  B Shareholders for breach of one or more
                                  Company Agreement or Covenant; or

                          1.1.7.4 A claim for Damages by Buyer against the Class
                                  B Shareholders for breach of an NBS Agreement; or

                 1.1.8 "BUYER REPRESENTATION OR WARRANTY" means:

                          1.1.8.1 "Buyer's Representations and Warranties" as
                                  that term is defined in the Stock Agreement, and in addition, any representation or warranty made by the Buyer in any Ancillary Document referred to in the Stock Agreement; or

                          1.1.8.2 "Buyer's Representations and Warranties" as
                                  that term is defined in the NBS Contract.

                 1.1.9 "CHESAPEAKE" means Buyer's wholly-owned subsidiary, Chesapeake Securities, Inc., a Delaware corporation.

                 1.1.10 "CIHC" means CIHC, Incorporated, a Delaware corporation.


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                 1.1.11 "CLAIMANT" means a party submitting a Claim Notice.

                 1.1.12 "CLAIM NOTICE" means a written notice of a Buyer Escrow Indemnified Claim, a Buyer Non-Escrow Indemnified Claim and/or a Seller Indemnified Claim that includes a statement, with reasonable specificity, of (i) the nature and basis of the claim and (ii) the estimated dollar amount or range of the dollar amount of the claim upon which such Claim Notice is based to the knowledge and belief of the Claimant. Such Claim Notice shall (a) in the case of a Buyer Escrow Indemnified Claim be delivered by Buyer to (i) Sellers Representative, in the event the claim is asserted against one or more of the Class B Shareholders (and, provided that the time for bringing any Buyer Escrow Indemnified Claim or Buyer Non-Escrow Indemnified Claim against the Conseco Parties has not expired, with a copy to Conseco); or (ii) to Conseco, in the event the claim is asserted against one or more of the Conseco Parties (with a copy to the Sellers Representative); or (iii) to both Sellers Representative and Conseco, in the event the claim is directed against one or more Class B Shareholders and one or more Conseco Parties; and (iv) to the Escrow Agent; or (b) in the case of a Buyer Non-Escrow Indemnified Claim be delivered by Buyer to (i) Sellers Representative, in the event the claim is directed against one or more of the Class B Shareholders (with a copy to Conseco); or (ii) to Conseco, in the event the claim is directed against one or more of the Conseco Parties (with a copy to Sellers Representative); or (iii) to both Sellers Representative and Conseco, in the event the claim is directed against both the Class B Shareholders and the Conseco Parties; or (c) in the case of a Seller Indemnified Claim delivered by the Sellers Representative and/or Conseco, as the case may be, to the Buyer.

                 1.1.13 "CLAIM RESPONDENT" means one or more party against whom a claim is asserted pursuant to a Claim Notice.

                 1.1.14 "CLASS A ESCROW ACCOUNT" means the "Class A Escrow Account" of the Escrow Fund.

                 1.1.15 "CLASS A ESCROW CONSIDERATION" means One Hundred Two Thousand and Five Hundred Dollars ($102,500) of the Class A Redemption Price to be deposited into the Escrow Fund by the Class A Shareholders on the date of this Agreement.

                 1.1.16 "CLASS A ESCROW RELEASE DATE" means the date which is the first anniversary of the date on which the Class A Escrow Consideration was initially deposited with the Escrow Agent, provided no unresolved Claim Notice is then pending with respect to which one or more Class A Shareholder is a Claim Respondent, or if any such unresolved Claim Notice


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                 is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Class A Escrow Account shall be released on the first anniversary of the date of this Agreement.

                 1.1.17 "CLASS A SHAREHOLDER(S)" means Prudential and NorthEast (each referred to herein individually as a "Class A Shareholder", and together as the "Class A Shareholders")

                 1.1.18 "CLASS A STOCK" means the Class A convertible common stock of Company which is being redeemed on the date hereof pursuant to the Stock Agreement.

                 1.1.19 "CLASS A REDEMPTION PRICE" has the meaning ascribed to it in SECTION 2.2 of the Stock Agreement.

                 1.1.20 "CLASS B SHAREHOLDER(S)" means Lynch, De Francesco, Jimenez and Arbenz (each referred to herein individually as a "Class B Shareholder", and collectively as the "Class B Shareholders")

                 1.1.21 "CLASS B SHAREHOLDER AGREEMENT OR COVENANT" means an agreement or covenant made by any Class B Shareholder in the Stock Agreement or any agreement or covenant made by any Class B Shareholder in any Ancillary Document referred to in the Stock Agreement.

                 1.1.22 "CLASS B SHAREHOLDER REPRESENTATION OR WARRANTY" means a representation or warranty made by any Class B Shareholder in the Stock Agreement or a representation or warranty made by any Class B Shareholder in any Ancillary Document referred to in the Stock Agreement.

                 1.1.23 "CLASS B STOCK" means the Class B voting common stock of Company.

                 1.1.24 "COMPANY" means Noble Broadcast Group, Inc., a Delaware corporation.

                 1.1.25 "COMPANY AGREEMENT OR COVENANT" means an agreement or covenant made by Company in the Stock Agreement or any agreement or covenant made by Company in any Ancillary Document referred to in the Stock Agreement.


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                 1.1.26 "COMPANY REPRESENTATIONS AND WARRANTIES" has the meaning ascribed to it in Section 4 of the Stock Agreement, and in addition, any representation or warranty made by Company in any Ancillary Document referred to in the Stock Agreement.

                 1.1.27 "CONSECO" means Conseco, Inc., an Indiana corporation.

                 1.1.28 "CONSECO PARTY(IES)" means the Class A Shareholders and the Warrant Sellers (each referred to herein individually as a "Conseco Party", and collectively as the "Conseco Parties")

                 1.1.29 "CONSECO PARTY AGREEMENT" means an agreement made by any Conseco Party in the Stock Agreement.

                 1.1.30 "CONSECO PARTY REPRESENTATION OR WARRANTY" means a representation or warranty made by any Conseco Party in ARTICLE 3 of the Stock Agreement or a representation or warranty made by any Conseco Party in any Ancillary Document referred to in the Stock Agreement.

                 1.1.31 "DAMAGES" means all losses, costs, damages, liabilities and expenses which cause actual economic detriment to the damaged party.

                 1.1.32 "DE FRANCESCO" means Frank A. De Francesco.

                 1.1.33 "DISBURSEMENT EVENT" means any event described in
                 SECTION 6.2 of this Agreement upon the occurrence of which the Escrow Agent is authorized and required to make a disbursement from the Escrow Fund.

                 1.1.34 "ESCROW AGENT" means The Fifth Third Bank, an Ohio banking corporation.

                 1.1.35 "ESCROW AGENT INDEMNIFYING PARTIES" means collectively each Class A Shareholder, each Class B Shareholder, each Warrant Seller, Company and Buyer.

                 1.1.36 "ESCROW ASSETS" means the Warrant Escrow Consideration, the Class A Escrow Consideration and the Stock Purchase Escrow Consideration and any undistributed interest or dividend earnings thereon.

                 1.1.37 "ESCROW CONSIDERATION" means the Warrant Escrow Consideration, the Class A Escrow Consideration and the Stock Purchase Escrow Consideration.

                 1.1.38 "ESCROW FUND" means an account at The Fifth Third Bank established in the name of Jacor/Noble Indemnity and Escrow Account, such account


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                 having three sub-accounts: one designated as the "Warrant
                 Escrow Account" in which the Warrant Escrow Consideration shall be held; one designated as the "Class A Escrow Account" in which the Class A Escrow Consideration shall be held; and one designated as the "Stock Purchase Escrow Account" in which the Stock Purchase Escrow Consideration shall be held.

                 1.1.39 "INDEMNIFIED PARTY" means any party to this agreement who has served a Claim Notice, until the Claim Respondent is finally adjudicated by a court assuming and having jurisdiction as provided in SECTION 10.9 hereof as not being required to provide indemnification with respect to such Claim Notice.

                 1.1.40 "INDEMNIFYING PARTY" means any party to this agreement against whom a Claim Notice is served until such party is finally adjudicated by a court assuming and having jurisdiction as provided in SECTION 10.9 hereof as not being required to provide indemnification with respect to such Claim Notice.

                 1.1.41 "INVESTMENT AGREEMENT" means the Investment Agreement between Buyer and Company of even date herewith pursuant to which the Buyer has agreed to purchase the New Warrants.

                 1.1.42   "JIMENEZ" means Thomas R. Jimenez.

                 1.1.43 "KNOWLEDGE" means conscious awareness of facts or other information by the president, an executive vice president, or the chief financial officer of the party with respect to whom the awareness of such facts or information shall be attributed.

                 1.1.44   "LYNCH" means John T. Lynch.

                 1.1.45 "NBCI" means Noble Broadcast Center, Inc., a California corporation.

                 1.1.46 "NBS" means Noble Broadcast of San Diego, Inc., a California corporation.

                 1.1.47 "NBS CONTRACT" means the Asset Purchase Agreement of even date herewith by and among NBS, SRI, and NBCI as sellers, and Chesapeake, as purchaser.

                 1.1.48 "NBS AGREEMENT" means any agreement made by NBS, SRI and/or NBCI in the NBS Contract.

                 1.1.49 "NBS REPRESENTATION OR WARRANTY" means "Sellers Representations and Warranties" as defined in the NBS Contract.


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                 1.1.50 "NEW WARRANTS" mean warrants to acquire Class A
                 convertible common stock of Company which are being issued by Company to the Buyer pursuant to the Investment Agreement.

                 1.1.51 "NORTHEAST" means NorthEast Ventures II, a partnership.

                 1.1.52 "NOTICE OF AGREED RELEASE" means a written declaration executed by Buyer and Sellers Representative and, provided that the Warrant Escrow Release Date has not yet occurred, Conseco, specifying the resolution of any Objection to any Claim Notice, and including directions for any disbursement to be made from the Escrow Fund in connection with the resolution of such Objection.

                 1.1.53 "OBJECTION" means a written objection to a Claim Notice stating in detail the basis for such objection.

                 1.1.54 "PRUDENTIAL" means Prudential Venture Partners II, L.P., a limited partnership.

                 1.1.55 "REDEMPTION CLOSING" has the meaning ascribed to it in
                 SECTION 10.1.1 of the Stock Agreement.

                 1.1.56 "SECURITIES SELLER(S)" means each Class B Shareholder and each Conseco Party (each referred to herein as a "Securities Seller," and the Class B Shareholders and Conseco Parties are referred to herein collectively as the "Securities Sellers.")

                 1.1.57 "SELLERS REPRESENTATIVE" means Lynch who has been authorized by the Class B Shareholders to act as their sole and exclusive agent in connection with this Agreement pursuant to
                 SECTION 10.6 hereof, and any designated successor.

                 1.1.58 "SELLER INDEMNIFIED CLAIM" means:

                           1.1.58.1 A claim for Damages by the Securities Sellers against the Buyer for breach of one or more Buyer Representation or Warranty; or

                           1.1.58.2 A claim for Damages by the Securities Sellers against the Buyer for breach of one or more Buyer Agreement or Covenant; or

                 1.1.59 "STOCK CLOSING" has the meaning ascribed to it in
                 SECTION 12.1.1 of the Stock Agreement.


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                 1.1.60 "STOCK ESCROW RELEASE DATE" means the date which is the first anniversary of the Stock Closing, provided no unresolved Claim Notice is then pending with respect to which one or more Class B Shareholder is a Claim Respondent, or if any such unresolved Claim Notice is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Stock Escrow Account shall be released on the first anniversary of the Stock Closing.

                 1.1.61 "STOCK AGREEMENT" means the Stock Purchase and Warrant Redemption Agreement of even date herewith among (i) the Buyer;
                 (ii) the Class A Shareholders; (iii) the Class B Shareholders;
                 (iv) the Warrant Sellers; and (v) Company.

                 1.1.62 "STOCK PURCHASE ESCROW ACCOUNT" means the "Stock Purchase Escrow Account" of the Escrow Fund.

                 1.1.63 "STOCK PURCHASE ESCROW CONSIDERATION" means Five Hundred Twenty-Two Thousand Five Hundred Dollars ($522,500) of the Stock Purchase Price to be deposited into the Escrow Fund on the date of the Stock Closing.

                 1.1.64 "STOCK PURCHASE PRICE" has the meaning ascribed to it in
                 SECTION 1.2 of the Stock Agreement.

                 1.1.65 "SRI" means Sports Radio, Inc., a California corporation.

                 1.1.66 "TERMINATION DATE" means the date this Agreement is terminated pursuant to SECTION 9 hereof.

                 1.1.67 "THIRD PARTY CLAIM" means any demand, suit, claim or assertion of liability by one or more third parties giving rise to a claim by way of a Claim Notice by the Claimant for indemnification for Damages for a Buyer Escrow Indemnified Claim, a Buyer Non-Escrow Indemnified Claim or a Seller Indemnified Claim, as the case may be, pursuant to this Agreement.

                 1.1.68 "UNCONTESTED CLAIM NOTICE" means (a) any Claim Notice with respect to a Buyer Escrow Indemnified Claim to which the Claim Respondent does not submit a timely Objection, or (b) any Claim Notice with respect to a Buyer Escrow Indemnified Claim to which the Claim Respondent submits a timely Objection that is subsequently withdrawn in a Withdrawal Notice submitted by the Claim Respondent.


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                 1.1.69 "WARRANTS" mean warrants to acquire Class A convertible common stock of Company that are owned by the Warrant Sellers which shall be redeemed on the date hereof pursuant to the Stock Agreement.

                 1.1.70 "WARRANT ESCROW ACCOUNT" means the "Warrant Escrow Account" of the Escrow Fund.

                 1.1.71 "WARRANT ESCROW CONSIDERATION" means One Million Eight Hundred Seventy-Five Thousand Dollars ($1,875,000) of the Warrant Redemption Price to be deposited into the Escrow Fund by the Warrant Sellers on the date of this Agreement.

                 1.1.72 "WARRANT ESCROW RELEASE DATE" means the date which is the first anniversary of the date on which the Warrant Escrow Consideration was initially deposited with the Escrow Agent, provided no unresolved Claim Notice is then pending with respect to which one or more Warrant Seller is a Claim Respondent, or if any such unresolved Claim Notice is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Warrant Escrow Account shall be released on the first anniversary of the date of this Agreement.

                 1.1.73 "WARRANT REDEMPTION PRICE" has the meaning ascribed to it in SECTION 2.2 of the Stock Agreement.

                 1.1.74 "WARRANT SELLER(S)" means CIHC and BLH (each referred to herein individually as a "Warrant Seller", and together as the "Warrant Sellers").

                 1.1.75 "WARRANT SELLERS NOTE REPAYMENT AMOUNT" means the amounts received by the Warrant Sellers on account of repayment of their notes payable from the Company received on the date of this Agreement.

                 1.1.76 "WITHDRAWAL NOTICE" means a written declaration executed by a Claimant withdrawing a Claim Notice or by a Claim Respondent withdrawing an Objection.

                                    SECTION 2

                            RIGHT TO INDEMNIFICATION


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                 2.1 INDEMNIFICATION BY SECURITIES SELLERS FOR BUYER ESCROW
INDEMNIFIED CLAIMS. Subject to the limitations imposed by SECTION 2.5 hereof, the Securities Sellers agree to indemnify and hold harmless Buyer against any Buyer Escrow Indemnified Claim described in SECTION 1.1.6.1 and/or
SECTION 1.1.6.2 hereof. The obligation of the Securities Sellers to indemnify and hold harmless Buyer pursuant to this SECTION 2.1, shall be subject to the limitations contained in SECTION 8.15 of the Stock Agreement, and shall not become operative until the aggregate indemnification obligation of the Securities Sellers to Buyer hereunder exceeds $500,000, and provided, further, that once the aggregate indemnification obligation of the Securities Sellers to Buyer exceeds $500,000, only those Damages that exceed $500,000, shall be included within the indemnification obligations of the Securities Sellers with respect to a Buyer Escrow Indemnified Claim. The Buyer's sole source of recovery against the Securities Sellers for indemnification by Securities Sellers with respect to a Buyer Escrow Indemnified Claim pursuant to this SECTION 2.1, shall be limited to a claim by the Buyer against the Escrow Assets, and once the Escrow Assets have been exhausted, Buyer shall have no right whatsoever to proceed directly against or offset amounts payable to the Securities Sellers (except as permitted by SECTION 5.1 hereof) for recovery with respect to a Buyer Escrow Indemnified Claim pursuant to this SECTION 2.1. With respect to Buyer Escrow Indemnified Claims brought within twelve (12) months from the date of the Redemption Closing, seventy-five percent (75%) of the responsibility for such claims shall be borne by the Warrant Sellers; Four and one-tenth percent (4.1%) of the responsibility for such claims shall be borne by the Class A Shareholders; and twenty and nine-tenths percent (20.9%) of the responsibility for such claims shall be borne by the Class B Shareholders; and thereafter with respect to Buyer Escrow Indemnified Claims, one hundred percent (100%) of the responsibility for such claims shall be borne by the Class B Shareholders.

                 2.2 INDEMNIFICATION BY SECURITIES SELLERS FOR BUYER NON-ESCROW INDEMNIFIED CLAIMS. Subject to the limitations imposed by SECTION
2.5 hereof, each Securities Seller severally agrees to indemnify and hold harmless Buyer against any Buyer Non- Escrow Indemnified Claim resulting from such Securities Seller's breach pursuant to SECTION 1.1.7.1, SECTION 1.1.7.2,
SECTION 1.1.7.3, or SECTION 1.1.7.4 hereof.

                 2.3 INDEMNIFICATION BY BUYER FOR BREACH OF A BUYER REPRESENTATION OR WARRANTY. Subject to the limitations imposed by SECTION
2.5 hereof, Buyer agrees to indemnify and hold harmless any Securities Seller against any Seller Indemnified Claim resulting from Buyer's breach pursuant to
SECTION 1.1.58.1 hereof.

                 2.4 INDEMNIFICATION BY BUYER FOR BREACH OF A BUYER
AGREEMENT OR COVENANT. Subject to the limitations imposed by SECTION 2.5 hereof, Buyer agrees to indemnify and hold harmless the Securities Sellers against any Seller Indemnified Claim resulting from Buyer's breach pursuant to
SECTION 1.1.58.2 hereof.

                 2.5 LIMITATIONS ON INDEMNIFICATION. In no event shall (i) the obligation of each Class B Shareholder to indemnify and hold harmless Buyer pursuant to SECTION 2.2


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hereof exceed such Class B Shareholder's proportionate share of the Stock
Purchase Price as set forth on Exhibit B; or (ii) the obligation of each Warrant Seller to indemnify and hold harmless Buyer pursuant to SECTION 2.2 hereof exceed such Warrant Seller's proportionate share of the Warrant Redemption Price as set forth on Exhibit B and so much of the Warrant Sellers Note Repayment Amount as was received by such Warrant Seller; or (iii) the obligation of each Class A Shareholder to indemnify and hold harmless Buyer pursuant to SECTION 2.2 hereof exceed such Class A Shareholder's proportionate share of the Class A Redemption Price as set forth on Exhibit B. Buyer's obligation to indemnify and hold harmless a Warrant Seller pursuant to SECTION 2.3 and SECTION 2.4 hereof shall in no event exceed such Warrant Seller's proportionate share of the Warrant Redemption Price as set forth on Exhibit B and so much of the Warrant Sellers Note Repayment Amount as was received by such Warrant Seller. Buyer's obligation to indemnify and hold harmless a Class A Shareholder pursuant to
SECTION 2.3 and SECTION 2.4 hereof shall in no event exceed such Class A Shareholder's proportionate share of the Class A Redemption Price as set forth on Exhibit B. Buyer's obligation to indemnify and hold harmless a Class B Shareholder pursuant to SECTION 2.3 and SECTION 2.4 hereof shall in no event exceed such Class B Shareholder's proportionate share of the Stock Purchase Price as set forth on Exhibit B.

                                    SECTION 3

                           INDEMNIFICATION PROCEDURES

                 3.1 DIRECT CLAIMS. Within twenty (20) days from the date upon which the Indemnified Party has Knowledge that it is entitled to indemnity hereunder, an Indemnified Party shall give written notice by means of a Claim Notice to the Indemnifying Party of any claim by the Indemnified Party for indemnity hereunder. Thereafter the Indemnified Party and the Indemnifying Party shall attempt, in good faith, to resolve such claim for indemnity. In the event the Indemnified Party and the Indemnifying Party are unable to resolve a claim for indemnity within twenty (20) days of receipt of notice, the Indemnified Party may pursue an action in law or equity in the federal or state court as provided in SECTION 10.9 hereof.

                 3.2      THIRD PARTY CLAIMS.

                 3.2.1 NOTICE OF THIRD PARTY CLAIM. An Indemnified Party agrees to give written notice by means of a Claim Notice within a reasonable time, but not to exceed twenty (20) days from receipt, to the Indemnifying Party of any Third Party Claim, it being understood that the failure to give such notice shall not affect the Indemnified Party's right to indemnification and the Indemnifying Party's obligation to indemnify as set forth in this Agreement, unless the Indemnifying Party's ability to contest, defend or settle with respect to such Third Party Claim is thereby demonstrably prejudiced.


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                 3.2.2 DEFENSE OF THIRD PARTY CLAIMS BY INDEMNIFYING PARTY. The
                 Indemnifying Party shall have the right, but not the obligation, to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Third Party Claim.

                 3.2.3 DEFENSE OF THIRD PARTY CLAIMS BY INDEMNIFIED PARTY. In the event that the Indemnifying Party shall elect not to undertake such defense or opposition, or within ten days after notice of any such Third Party Claim from the Indemnified Party shall fail to defend or oppose, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, opposition, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of or opposition to such Third Party Claim at any time prior to settlement, compromise or final determination thereof). Notwithstanding the foregoing, the Indemnifying Party shall have the right to dispute whether such Third Party Claim gives rise to a valid claim for indemnification hereunder.

                 3.2.4 PARTICIPATION IN DEFENSE OF THIRD PARTY CLAIMS. Anything in this SECTION 3.2 to the contrary notwithstanding, (A) the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Third Party Claim, (B) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim, and (C) in the event that the Indemnifying Party undertakes defense of or opposition to any Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Third Party Claim and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate in good faith with respect to such Third Party Claim.

                 3.2.5 THIRD PARTY CLAIM GIVING RISE TO BUYER ESCROW INDEMNIFIED CLAIM. In the event a Third Party Claim gives rise to a Buyer Escrow Indemnified Claim, if Buyer is entitled to indemnification with respect to such Third Party Claim, then such claim shall be satisfied from Escrow Assets available for such purpose.

                 3.2.6 NO ADMISSION REGARDING THIRD PARTY CLAIMS. No undertaking of defense or opposition to a Third Party Claim shall be construed as an acknowledgement by such party that it is liable to the Indemnified Party with respect to the Third Party Claim at issue or other similar Third Party Claims.

                 3.3 EXPENSES. Any expense of an Indemnified Party in enforcing such Indemnified Party's claim of indemnity hereunder shall also constitute an indemnified claim in the event the Indemnified Party prevails on the claim; provided, however, if the Indemnified Party does not prevail on the claim such unsuccessful Indemnified Party shall pay the reasonable expenses, including reasonable attorney's fees and expenses, of the Indemnifying Party in defending against such unsuccessful claim.

                 3.4 CLAIMS AGAINST ESCROW ASSETS. Any claim by an
Indemnified Party against the Escrow Assets shall be brought pursuant to SECTION 6 hereof.

                 3.5 TIME PERIOD FOR BRINGING CLAIMS.

                 3.5.1 CLAIMS UNDER STOCK AGREEMENT.

                          3.5.1.1 Any claim by Buyer against one or more Conseco Party for indemnification for breach of one or more Company Representations and Warranties pursuant to
                          SECTION 1.1.6.1 hereof may be brought at any time within a period of twelve (12) months from the date of the Redemption Closing. Any claim by Buyer against one or more Class B Shareholder for indemnification for breach of one or more Company Representations and Warranties pursuant to SECTION 1.1.6.1 hereof may be brought at any time within the time periods specified in SECTION 8.13.3, SECTION 8.13.4, SECTION 8.13.5, of the Stock Agreement, as applicable.

                          3.5.1.2 Any claim by Buyer against one or more Class B Shareholder for indemnification for breach of a Class B Shareholder Representation or Warranty pursuant to
                          SECTION 1.1.7.1 hereof may be brought at any time within the time periods specified in SECTION 8.13.2 of the Stock Agreement. Any claim by Buyer against one or more Conseco Party for indemnification for breach of a Conseco Party Representation or Warranty pursuant to
                          SECTION 1.1.7.1 hereof may be brought at any time within the time periods specified in SECTION 8.13.2 of the Stock Agreement.

                          3.5.1.3 Any claim by Buyer against one or more Class B Shareholder for indemnification for breach of a Class B Shareholder Agreement or Covenant pursuant to
                          SECTION 1.1.7.2 hereof may be
                          brought at any time within the time periods specified in SECTION 8.13.1 of the Stock Agreement. Any claim by Buyer against one or more Conseco Party for indemnification for breach of a Conseco Party Agreement pursuant to SECTION 1.1.7.2 hereof may be brought at any time within the time periods specified in SECTION 8.13.1 of the Stock Agreement.

                          3.5.1.4 Any claim by Buyer against one or more Class B Shareholder for indemnification for breach of a Company Agreement or Covenant pursuant to SECTION
                          1.1.7.3 hereof may be brought at any time within the time periods specified in SECTION 8.13.1 of the Stock Agreement.

                          3.5.1.5 Any claim for indemnification brought by Securities Sellers against Buyer for breach of a Buyer Representation or Warranty pursuant to SECTION 1.1.8.1 hereof may be brought within the time periods specified in SECTION 8.13.2 of the Stock Agreement.

                          3.5.1.6 Any claim for indemnification brought by Securities Sellers against Buyer for breach of a Buyer Agreement or Covenant pursuant SECTION 1.1.5.1 hereof, may be brought within the time periods specified in
                          SECTION 8.13.1 of the Stock Agreement.

                 3.5.2    CLAIMS UNDER NBS CONTRACT.

                          3.5.2.1 Any claim by Buyer against one or more Securities Seller for indemnification for breach of an NBS Representation or Warranty pursuant to SECTION
                          1.1.6.2 hereof may be brought within the time periods specified in SECTION 8.7.2 of the NBS Contract.

                          3.5.2.2 Any claim by Buyer against one or more Class B Shareholder for indemnification for breach of an NBS Agreement pursuant to SECTION 1.1.7.4 hereof, may be brought at any time within the time periods specified in SECTION 8.7.1 of the NBS Contract.

                          3.5.2.3 Any claim by Securities Sellers against Buyer for indemnification for breach of a Buyer Representation or Warranty pursuant to SECTION 1.1.8.2 hereof may be brought at any time within the time periods specified in SECTION 8.7.2 of the NBS Contract.

                          3.5.2.4 Any claim by Securities Sellers against Buyer for indemnification for breach of a Buyer Agreement or Covenant pursuant to SECTION 1.1.5.2 hereof, may be brought within the time periods specified in SECTION
                          8.7.1 of the NBS Contract.

                 3.6 RIGHT TO REVIEW AND AUDIT. A Claim Respondent shall have the right to review and audit, at such Claim Respondent's expense, the books and records of the Claimant specifically relating to the Claimant's claim to determine the amount and validity of a claim set forth in the Claim Notice. The Claim Respondent further agrees that any information obtained from the review and audit of such books and records will be used by the Claim Respondent, and the Claim Respondent's attorneys, accountants and other professional advisors, solely for the purpose of responding to the Claim Notice and for no other purpose. Claim Respondent further agrees to keep such information confidential unless such information (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure in violation of this agreement), (ii) was available on a nonconfidential basis from a source other than the Claimant, provided that such source was not obligated to keep such information confidential, or (iii) has been independently acquired or developed without violating any of the obligations under this agreement. Upon resolution of the Claim Notice, the Claim Respondent agrees to return to the Claimant all such information obtained from the Claimant's books and records together with all copies thereof.

                 3.7 NO CONSENT REQUIRED BY NON-PARTICIPATING PARTY. A
Claimant and any Claim Respondent shall be entitled to resolve and settle as between such Claimant and Claim Respondent the applicable Claim Notice without any requirement for the consent of any other party to this Agreement, and such settlement shall not act to release any other party to this Agreement from such other party's obligations hereunder.

                                    SECTION 4

                           APPOINTMENT OF ESCROW AGENT

                 4.1 APPOINTMENT. The Class A Shareholders, the Class B Shareholders, the Warrant Sellers, the Buyer, and Company hereby appoint the Escrow Agent to serve as escrow agent and the Escrow Agent hereby accepts the appointment to act as escrow agent upon the terms, conditions and provisions of this Agreement.

                 4.2 ESCROW AGENT FEES. For its services hereunder
(which shall include receipt, investment, and disbursement of the Escrow Fund in the manner contemplated by this Agreement), the Escrow Agent shall be paid an annual fee in the amount set forth on Exhibit A to this Agreement. The Escrow Agent's fees and expenses shall be paid one-half by Buyer and one-half by the Securities Sellers in accordance with the percentages set forth in Exhibit B.

                                    SECTION 5

                                   ESCROW FUND

                 5.1 CREATION OF ESCROW FUND. At the Warrant Closing, the Warrant Sellers shall deposit the Warrant Escrow Consideration into the Warrant Escrow Account of the Escrow Fund and the Class A Shareholders shall deposit the Class A Escrow Consideration into the Class A Escrow Account of the Escrow Fund. At the Stock Closing, Buyer shall deposit the Stock Purchase Escrow Consideration into the Stock Purchase Escrow Account of the Escrow Fund. The Escrow Agent hereby acknowledges receipt of the Warrant Escrow Consideration and the Class A Escrow Consideration, acknowledges that the Warrant Escrow Consideration and the Class A Escrow Consideration has been placed in the Escrow Fund and agrees to hold, administer and pay the Escrow Fund in accordance with the terms of this Agreement and not permit any withdrawal thereof except pursuant to the terms hereof. In the event claims against the Warrant Escrow Account brought prior to the Warrant Escrow Release Date exceed the Warrant Escrow Consideration, and/or claims against the Class A Escrow Account brought prior to the Class A Escrow Release Date exceed the Class A Escrow Consideration, the excess amount of such claims may, at Buyer's option, be offset against any sums owed by Buyer to the Class B Shareholders up to the amount of the Stock Purchase Escrow Consideration, or may be paid from the Stock Purchase Escrow Account once the Stock Purchase Escrow Consideration has been deposited therein.

                 5.2 INVESTMENT OF ESCROW ASSETS. During the term of this Agreement the Escrow Agent shall invest and reinvest the Escrow Assets in obligations of the United States and agencies thereof or any money market account or fund investing solely in obligations of the United States or agencies thereof, provided that no such investment shall have a maturity of more than thirty (30) days from the date of such investment unless specifically agreed to by Buyer, Sellers Representative and, provided that the Warrant Escrow Release Date has not yet occurred, Conseco. Sellers Representative and, provided that the Warrant Escrow Release Date has not yet occurred, Conseco may, but are not required to, direct such investments of the foregoing types as Sellers Representative and, provided that the Warrant Escrow Release Date has not yet occurred, Conseco shall, in their sole discretion, deem appropriate, provided that no such investment shall have a maturity of more than thirty (30) days from the date of such investment unless specifically agreed to by Buyer. In the absence of a direction regarding investment, the Escrow Agent shall invest the Escrow Assets in the Escrow Agent's Fountain Square U.S. Treasury Obligations Fund. Investment Directions shall be delivered to the Escrow Agent by written instructions in the form of Exhibit C attached hereto. Interest earned on the Escrow Fund shall be distributed, no less frequently than quarterly, and allocated pro rata based upon the initial amount deposited, between Conseco and the Sellers Representative, who shall promptly distribute such interest earnings to the Securities Sellers pro rata according to the proportions set forth in Exhibit B.

                 5.3 COOPERATION. Each of the parties hereto shall cooperate with the Escrow Agent and deliver to the Escrow Agent such additional confirmations, certificates, affirmations, information and other documents as the Escrow Agent shall reasonably request in the performance of its obligations under this Agreement, including any and all such items as the Escrow Agent shall deem necessary to evidence termination of this Agreement and to evidence the parties' consent to the final distribution of the Escrow Fund in accordance with the terms of this Agreement.

                 5.4 PURPOSE OF ESCROW FUND. The Escrow Fund has been established for the purpose of providing the exclusive source of funds to satisfy Buyer Escrow Indemnified Claims.

                                    SECTION 6

                  CLAIM NOTICES AND DISTRIBUTION OF ESCROW FUND

                 6.1 NOTICES OF BUYER ESCROW INDEMNIFIED CLAIMS. At any time prior to the expiration of time for bringing any Buyer Escrow Indemnified Claim against one or more Securities Sellers, Buyer may deliver a Claim Notice with respect to a Buyer Escrow Indemnified Claim. The Claim Respondent shall have fifteen (15) days following the date of such a Claim Notice or an amended Claim Notice to timely deliver to the Escrow Agent and the Claimant an Objection. The Claimant and the Claim Respondent shall review together any Objection timely submitted by the Claim Respondent to such Claim Notice, and shall attempt in good faith to resolve such Objection. Any such resolution shall be evidenced by a Notice of Agreed Release executed by the Claimant and the Claim Respondent and delivered to the Escrow Agent. At any time during such discussions the Claimant may submit a Withdrawal Notice for all or any part of any claim described in such Claim Notice, and the Claim Respondent may submit a Withdrawal Notice for all or any part of any Objection. In the event the Claimant and the Claim Respondent are unable to resolve such a Claim Notice within twenty (20) days, the Indemnified Party may pursue an action in law or equity in the federal or state court as provided in SECTION 10.9 hereof. The Escrow Agent shall respond to an Uncontested Claim Notice, a Notice of Agreed Release, or an Award Notice in accordance with SECTION 6.2 hereof.

                 6.2 DISPOSITION OF ESCROW FUND. The Escrow Agent shall pay and disburse amounts held in the Escrow Fund as follows:

                 6.2.1 To Buyer as specified in any Uncontested Claim Notice;

                 6.2.2 To Buyer as specified in any Notice of Agreed Release received by the Escrow Agent;

                 6.2.3 To Buyer, if Buyer has prevailed on a claim as specified in any Award Notice received by the Escrow Agent;

                 6.2.4 Any amounts held in the Warrant Escrow Account shall be distributed by the Escrow Agent to Conseco, on behalf of the Warrant Sellers, on the Warrant Escrow Release Date, provided no unresolved Claim Notice is then pending with respect to which one or more Warrant Seller is a Claim Respondent, or if any such unresolved Claim Notice is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the unresolved portion or any pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Warrant Escrow Account shall be released to Conseco, on behalf of the Warrant Sellers on the first anniversary of the date of this Agreement.

                 6.2.5 Any amounts held in the Class A Escrow Account shall be distributed by the Escrow Agent to Conseco, on behalf of the Class A Shareholders, on the Class A Escrow Release Date, provided no unresolved Claim Notice is then pending with respect to which one or more Class A Shareholder is a Claim Respondent, or if any such unresolved Claim Notice is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the unresolved portion or any pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Class A Escrow Account shall be released to Conseco, on behalf of the Class A Shareholders on the first anniversary of the date of this Agreement.

                 6.2.6 Any amounts held in the Stock Purchase Escrow Account shall be distributed by the Escrow Agent to Sellers Representative, on behalf of the Class B Shareholders, on the Stock Escrow Release Date; provided no unresolved Claim Notice is then pending with respect to which one or more Class B Shareholder is a Claim Respondent, or if any such unresolved Claim Notice is then pending, the date on which such unresolved Claim Notice no longer remains pending, whichever is later; provided further, however, an amount equal to 110% of the estimated amount of the Damages pertaining to the unresolved portion or any pending claim set forth in such unresolved Claim Notice shall be retained until such Claim Notice is resolved, and the balance of such funds held by the Escrow Agent in the Stock Purchase Escrow Account shall be released to Sellers Representative, on behalf of the Class B Shareholders, on the first anniversary of the Stock Closing.

                 6.3 DISBURSEMENT PROCEDURE. All disbursements hereunder shall be made by the Escrow Agent within three (3) business days following its receipt of notice of a Disbursement Event executed in accordance with this Agreement. Any disbursements to the Class B Shareholders shall be made in immediately available funds payable to Sellers Representative. Any disbursements to the Warrant Sellers shall be made in immediately available funds payable to Conseco. Any disbursements to the Class A Shareholders shall be made in immediately available funds payable to Conseco.

                                    SECTION 7

                         PERFORMANCE OF THE ESCROW AGENT

         7.1 LIMITATION OF LIABILITY. The duties and obligations of the Escrow Agent are only those expressly set forth in this Agreement. Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of any act or omission of Escrow Agent, unless such damages, losses, or expenses are caused by Escrow Agent's fraud, willful misconduct or gross negligence. Accordingly, Escrow Agent shall not incur any such liability with respect to (a) any action taken or omitted in good faith upon the advice of Escrow Agent's counsel or the joint advice of counsel for the other parties hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent under this Agreement or (b) any action taken or omitted in reliance upon any instrument, including execution, or the identity or authority of any person executing such instrument, its validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall, in good faith, believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement. Escrow Agent shall not be bound in any way by any contract or agreement between other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.

                 7.2      INDEMNITY OF THE ESCROW AGENT.

                 7.2.1 INDEMNIFICATION. The Escrow Agent Indemnifying Parties jointly and severally, hereby agree to indemnify and hold harmless Escrow Agent against any and all costs, losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, court costs, and reasonable attorney's fees and disbursements, which may be imposed upon Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder, including any litigation arising from this Agreement involving the subject matter hereof, and all such costs, expenses and disbursements shall be for the account of and shall be borne and paid as provided in SECTION 7.2.3 as a condition to termination of the Agreement, except that there shall be no indemnification for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the fraud, willful misconduct or gross negligence of the Escrow Agent.

                 7.2.2 SECURITY. As security for the indemnification obligations of the Escrow Agent by the Indemnifying Parties, the Escrow Agent is hereby granted a lien upon all assets held by Escrow Agent hereunder, which lien shall be prior to all other liens upon or claims against such assets.

                 7.2.3 SHARING OF COSTS. Any amounts that become payable to the Escrow Agent in accordance with SECTION 7.2.1 shall be borne and paid one-half by Buyer and one-half by the Securities Sellers except (i) if such amounts become payable to the Escrow Agent due solely to the action or failure to act of Buyer, all such amounts shall be borne and paid entirely by Buyer, or (ii) if such amounts become payable to the Escrow Agent due solely to the action or failure to act of one or more Class B Shareholder, one or more Conseco Party, Sellers Representative, and/or Conseco, all such amounts shall be borne and paid entirely by the party or parties responsible. All amounts borne and to be paid as provided for pursuant to this SECTION 7.2.3 may be paid directly to the Escrow Agent from property held by the Escrow Agent pursuant to this Agreement. If the indemnification obligations to the Escrow Agent are satisfied from such property held by the Escrow Agent hereunder, then the party obligated to pay such costs, expenses and disbursements pursuant to this SECTION 7.2.3 shall make such payments in cash to the Escrow Agent to reimburse the Escrow Fund for satisfaction of such indemnification obligations.

                 7.3 DISPUTES.

                 7.3.1 DISAGREEMENTS. In the event of any disagreement among any of the parties to this Agreement, or among them or any other person resulting in adverse claims and demands being made in connection with or from any property involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any property then held by it under this Agreement, and in so doing the Escrow Agent shall be entitled to continue to refrain from acting until (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the property involved herein or affected hereby as provided in SECTION 10.9 or (ii) all differences shall have been adjusted by agreement and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.

                 7.3.2 INTERPLEADER. In the event of such disagreement, Escrow Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction as provided in SECTION 10.9 all money or property in its hands under the terms of this Agreement, together with such legal proceedings as it deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive Escrow Agent of its compensation earned prior to such filing.

                 7.3.3 SECURITY TO BE PROVIDED. Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in SECTION 7.2 of this Agreement, shall be furnished.

                                    SECTION 8

                                    VACANCIES

                 8.1 RESIGNATION OF THE ESCROW AGENT. The Escrow Agent may at any time resign by giving at least thirty (30) days' prior written notice of such resignation to each of the other parties hereto. In such event, Buyer with the approval of Sellers Representative and Conseco, which approval shall not be unreasonably withheld, will promptly select another bank insured by the Federal Deposit Insurance Corporation, and with assets of not less than $50,000,000 which will be appointed as successor escrow agent and Buyer and the other parties hereto shall enter into an agreement with such other bank, in substantially the form of this Agreement. From and after the effective date of the appointment of a successor escrow agent hereunder, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor escrow agent. If a substitute for the Escrow Agent hereunder shall not have been selected, as aforesaid, the Escrow Agent shall be entitled to petition any court for the appointment of a substitute for it hereunder, or in the alternative, it may transfer and deliver the Escrow Fund to or upon the order of any court; provided, however, until such time as a substitute has been appointed as herein provided or a court has otherwise ordered, the Escrow Agent shall continue to serve hereunder.

                 8.2 SUCCESSOR TO THE ESCROW AGENT. Any corporation resulting from any merger or consolidation to which the Escrow Agent shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent, provided such corporation shall be a banking corporation organized under the laws of the United States of America with trust powers, shall be the successor agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 8.3 REMOVAL OF THE ESCROW AGENT. In the event Buyer,
Sellers Representative and, provided that the time for bringing any Buyer Escrow Indemnified Claim or Buyer Non-Escrow Indemnified Claim against the Conseco Parties has not expired, Conseco consent to the removal of the Escrow Agent and the appointment of a successor escrow agent, the Escrow Agent shall transfer and deliver the Escrow Fund to such successor escrow agent whereupon the Escrow Agent shall be discharged from all further duties hereunder.

                                    SECTION 9

                                   TERMINATION

                 This Agreement shall terminate when the time for bringing any Buyer Escrow Indemnified Claim or Buyer Non-Escrow Indemnified Claim against any Securities Seller has expired, the time for bringing any Seller Indemnified Claim against the Buyer has expired, and all Escrow Assets in the Escrow Fund are distributed as provided in SECTION 6. When all Escrow Assets in the Escrow Fund are distributed as provided in SECTION 6 hereof, the Escrow Agent shall be released and discharged from any further obligations under this Agreement.

                                   SECTION 10

                               GENERAL PROVISIONS

                 10.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement among the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by Buyer, Company, Sellers Representative, Conseco, and the Escrow Agent, which modification or amendment shall be binding upon all of the parties hereto.

                 10.2 NO INTENDED THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                 10.3 ASSIGNMENT AND BINDING EFFECT. This Agreement and the rights and obligations of any party hereunder may be assigned and delegated by any party hereto without the prior written consent of the other parties hereto. No such assignment and delegation shall relieve the assigning party of its obligations hereunder in the event that its assignee fails to performs the obligations delegated. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors and permitted assigns of the parties hereto.

                 10.4 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the wavier.

                 10.5 NOTICES. All notices, including a Claim Notice, demands or other communications which may be or are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:


   10.5.1  If to Buyer:     Jacor Communications, Inc.
                            1300 PNC Center
                            201 East Fifth Street
                            Cincinnati, Ohio  45202
                            Attention:  Randy Michaels
                            Fax:  (513) 621-6087

                    with a copy (which shall not constitute notice) to:

                            Graydon, Head & Ritchey
                            1900 Fifth Third Center
                            511 Walnut Street
                            Cincinnati, Ohio  45202
                            Attention:  John J. Kropp, Esq.
                            Fax:  (513) 651-3836

   10.5.2  If to the Class B Shareholders, to Sellers Representative as follows:

                            John T. Lynch
                            1508 Uno Verde Court
                            Solana Beach, California 92075
                            Fax: (619) 236-1048

                    with a copy (which shall not constitute notice) to:

                            Gray, Cary Ware & Freidenrich
                            401 B Street, Suite 1700
                            San Diego, California 92101-4297
                            Attention: J. Terence O'Malley, Esq.
                            Fax: (619) 236-1048

                    and with a copy (which shall not constitute notice) to:

                            Frank A. De Francesco

                                13202 Lomas Verdes Drive
                                Poway, California 92064
                                Fax:  (619) 673-9049

       10.5.3  If to a Conseco Party, to Conseco, as follows:

                                Conseco, Inc.
                                11815 N. Pennsylvania Street
                                Carmel, Indiana 46032-4911
                                Attention:  Eric Tooker, Esq.
                                Fax:  (317) 817-3578

                        with a copy (which shall not constitute notice) to:

                                Conseco, Inc.
                                Suite 2700
                                745 Fifth Avenue
                                New York, New York
                                Attention:  Ngaire E. Cuneo
                                Fax:  (212) 750 2639

                        and with a copy (which shall not constitute notice) to:

                                Henderson, Daily, Withrow & Devoe
                                2600 One Indiana Place
                                Indianapolis, Indiana 46204
                                Attention:  Robert Wildman, Esq.
                                Fax:  (317) 639-0191

       10.5.4  If to Escrow Agent, as follows:

                                The Fifth Third Bank
                                Corporate Trust Department
                                38 Fountain Square Plaza
                                Cincinnati, Ohio 45263

                                Attention: Randolph J. Stierer, Vice President
                                Fax:  (513) 744-6785

         10.5.5  If to the Company, as follows:

                                  4841 Pacific Highway
                                  San Diego, California 92110
                                  Attention:       John T. Lynch
                                                   Frank A. De Francesco
                                  Fax: (619) 294-9393

                          with a copy (which shall not constitute notice) to:

                                  Gray, Cary Ware & Freidenrich
                                  401 B Street, Suite 1700
                                  San Diego, California 92101-4297
                                  Attention: J. Terence O'Malley, Esq.
                                  Fax: (619) 236-1048

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                 10.6 REPRESENTATIVES. The Class B Shareholders hereby appoint John T. Lynch as their agent and representative (the "Sellers Representative") for the purposes of representing, acting for and binding the Class B Shareholders for all purposes of this Agreement, including, without limitation: (i) amending, restating, supplementing, terminating or otherwise modifying this Agreement or making any waivers on behalf of Class B Shareholders pursuant hereto; and (ii) settling of any controversies or disagreements on behalf of the Class B Shareholders hereunder; and (iii) receiving or giving any notices to or from Class B Shareholders hereunder; and (iv) communicating on behalf of Class B Shareholders with the other parties hereto as to any matters relating to this Agreement. The other parties to this Agreement shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, Sellers Representative as being the authorized actions and communications of the Shareholders Representative as approved by Class B Shareholders. The Sellers Representative may resign upon thirty (30) days written notice to all parties hereto, and may be removed by a majority vote of the Class B Shareholders (based upon their interests as set forth in Exhibit B). Upon resignation or removal of the Sellers Representative, the Class B Shareholders shall appoint a replacement (by majority vote) and shall give notice of the name and address of such replacement to all parties hereto. If at any time no Sellers Representative is currently serving, any notice, including a Claim Notice, required to be served on the Sellers Representative hereunder may be served upon the Class B Shareholders with the same effect as if such notice had been served on the Sellers Representative.

                 The Conseco Parties hereby appoint Conseco as their agent and representative for the purposes of representing, acting for and binding the Conseco Parties for all purposes of this Agreement, including, without limitation: (i) amending, restating, supplementing, terminating or otherwise modifying this Agreement (other than a modification to the percentages set forth in Exhibit B hereto) or making any waivers on behalf of the Conseco Parties pursuant hereto; and (ii) settling of any controversies or disagreements on behalf of the Conseco Parties hereunder; and (iii) receiving or giving any notices to or from the Conseco Parties hereunder; and (iv) communicating on behalf of the Conseco Parties with the other parties hereto as to any matters relating to this Agreement. The other parties to this Agreement shall be entitled to presumptively rely without further inquiry upon all acts of, and communications from, Conseco as being the authorized actions and communications of Conseco as approved by the Conseco Parties. If at any time Conseco is no longer serving as the representative of the Conseco Parties hereunder, any notice, including a Claim Notice, required to be served on Conseco hereunder may be served upon the Conseco Parties with the same effect as if such notice had been served on Conseco.

                 10.7 HEADINGS. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.8 SEVERABILITY. Wherever possible, each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (but not including the choice-of-laws rules thereof). The parties agree that any action brought by any party against one or more other parties arising out of this Agreement, or in relation to or connection with the validity or performance (or nonperformance) hereof, shall be initiated and prosecuted in a federal or state court located in Hamilton County, Ohio, and each party hereby consents and submits to the exercise of jurisdiction over its person by any court situated therein having jurisdiction over the subject matter. The parties waive any objection based on forum non conveniens and/or to venue of any action instituted hereunder.

                 10.10 REMEDIES. The rights, remedies and powers provided herein pertain only to claims which are a Buyer Escrow Indemnified Claim, a Buyer Non-Escrow Indemnified Claim, and/or a Seller Indemnified Claim. Any party hereto having a claim against another party hereto other than a claim which is a Buyer Escrow Indemnified Claim, a Buyer Non-Escrow Indemnified Claim, and/or a Seller Indemnified Claim may enforce such claim by pursuing any remedy available to such party at law or in equity, and nothing contained herein shall be deemed to limit such party's rights, remedies, or powers with respect to such claim.

                 10.11 COUNTERPARTS; EXECUTION. This Agreement may be executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.

JACOR COMMUNICATIONS, INC.                          ______________________________
                                                    JOHN T. LYNCH

By:___________________________                      ______________________________
Its:___________________________                     FRANK A. DEFRANCESCO

CIHC, INCORPORATED

                                                    ______________________________
                                                    THOMAS R. JIMENEZ

By:___________________________

Its:___________________________                     ______________________________
                                                    WILLIAM R. ARBENZ

BANKERS LIFE HOLDING CORPORATION

By:___________________________
Its:___________________________

NOBLE BROADCAST GROUP, INC.                         THE FIFTH THIRD BANK

By:___________________________                      By:___________________________
Its:___________________________                     Its:__________________________

PRUDENTIAL VENTURE PARTNERS II, L.P.                NORTHEAST VENTURES II
By: Prudential Equity Investors, Inc.               By: NorthEast Ventures, L.P., Partner
      General Partner                               By: NorthEast Ventures Inc., General Partner

By:___________________________                      By:____________________________
   DANA J. O'BRIEN, Executive Vice President           EDGAR O. CHENY, JR., President

CONSECO, INC.

By:___________________________                      _____________________________
Its:___________________________                     JOHN T. LYNCH, Sellers Representative



            [Signature Page to Indemnification and Escrow Agreement]

                                    EXHIBIT A

                                ESCROW AGENT FOR
                      INDEMNIFICATION AND ESCROW AGREEMENT
                                FEBRUARY 6, 1996

                           JACOR COMMUNICATIONS, INC.
                         RE: NOBLE BROADCAST GROUP, INC.

ACCEPTANCE FEE & 1ST YEAR FEE                                      $7,500.00
  INCLUDES ANTICIPATED LEGAL FEES FOR INITIAL REVIEW.

ANNUAL ADMINISTRATION FEE (AFTER 1ST YEAR):                        $5,000.00


All out-of-pocket expenses deemed necessary and incurred in the acceptance or the administration of this account by Fifth Third Bank, including but not limited to attorney's and agent's fees, extraordinary time and expenses of Fifth Third Bank, postage, supplies, long distance telephone charges, wire transfer fees, travel, redemption expenses, and courier expenses, are to be reimbursed in addition to payment for services rendered. Fifth Third Bank also charges a cash management fee on its' taxable Fountain Square Funds in the amount of $.30 per $1,000 held per month. Fees for activities not specifically contemplated herein shall be additional. The acceptance of this account and fees are subject to Fifth Third Bank's review and approval of documents governing this issue.

                                    EXHIBIT B

              CLASS B SHAREHOLDERS AND CONSECO PARTIES PROPORTIONS

PRUDENTIAL VENTURE PARTNERS II, L.P.                        3 .9%

NORTHEAST VENTURES II                                       0 .2%

JOHN T. LYNCH                                               18.9%

THOMAS R. JIMENEZ                                           0 .1%

FRANK A. DE FRANCESCO                                       1 .8%

WILLIAM R. ARBENZ                                           0 .1%

BANKERS LIFE HOLDING CORPORATION                            30.4%

CIHC, INCORPORATED                                          44.6%

                                    EXHIBIT C
                           INVESTMENT DIRECTION LETTER

The Fifth Third Bank
Corporate Trust Department
38 Fountain Square Plaza
Cincinnati, Ohio 45263

Attention:  Randolph J. Stierer, Vice President

                 RE: JACOR/NOBLE INDEMNITY AND ESCROW ACCOUNT
Dear Sir:

                 This letter is being provided to you pursuant to Section 5.2 of the Indemnification and Escrow Agreement ("Agreement") date February __, 1996, by and among: (A) Jacor Communications, Inc., an Ohio corporation (B) Prudential Venture Partners II, L.P., a limited partnership; (C) NorthEast Ventures II, a partnership; (D) John T. Lynch; (E) Frank A. De Francesco; (F) Thomas R. Jimenez; (G) William R. Arbenz; (H) CIHC, Incorporated; , a Delaware corporation; (I) Bankers Life Holding Corporation, a Delaware corporation; (J) Noble Broadcast Group, Inc., a Delaware corporation; (K) The Fifth Third Bank, an Ohio banking corporation; (L) Conseco, Inc., an Indiana corporation; and John
T. Lynch, as Sellers Representative.

                 You are hereby directed to invest the Escrow Assets in the following investments:

                 Please contact the undersigned if you have any questions.

================================================================================
                                         In the event the
                                         investments in which
                                         you are directed to
                                         invest the Escrow
                                         Assets have a maturity
                                         of more than
  ______________________________         thirty (30) days from the date of such
  Sellers Representative                 investment:

  In the event the Warrant Escrow        Jacor Communications, Inc.
  Release Date has not yet occurred:

  Conseco, Inc.

  By____________________________         By__________________________


================================================================================